FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Southern States Capital Trust I
                    Southern States Cooperative, Incorporated
             (Exact name of registrant as specified in its charter)

              Delaware                                       51-6509316
              Virginia                                       54-0387200
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     (State of incorporation                              (I.R.S. Employer
         or organization)                                Identification No.)

        6606 West Broad Street, P. O. Box 23264
                  Richmond, Virginia                            23260
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       (Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered

Capital Securities (and the Guarantee               New York Stock Exchange
        with respect thereto)


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates: 333-69265 (if applicable).


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

                  The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing undivided beneficial ownership interests in the assets of Southern States Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Southern States Cooperative, Incorporated.

                  For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings "Description of Capital Securities" and "Description of Guarantee" in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration No. 333-69265) filed with the Securities and Exchange Commission
         (the "Commission") on December 18, 1998 under the Securities Act of 1933, as amended (the "Act") (the Registration Statement, as amended, the "Registration Statement"). The above mentioned descriptions contained in the Registration Statement and the prospectus are incorporated herein by reference.

Item 2.  Exhibits.

                The following exhibits are filed as a part of this registration statement:

                1. Specimen global Capital Securities certificate (included in Exhibit 6 hereto).

                2. Restated Articles of Incorporation of Southern States Cooperative, Incorporated, as currently in effect.1

                3. Bylaws of Southern States Cooperative, Incorporated, as currently in effect.2

                4. Certificate of Trust executed by First Union Trust Company, National Association, filed on December 16, 1998.3

                5.      Trust  Agreement  among  Southern  States   Cooperative,
                        Incorporated and First Union Trust Company, National Association, dated December 15, 1998.4


----------------
1 Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

2 Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

3 Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

4 Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

                6. Form of Amended and Restated Trust Agreement among Southern States Cooperative, Incorporated, First Union National Bank, First Union Trust Company, National Association and the Administrative Trustees, dated ________ __, 1999.5

                7. Form of Junior Subordinated Indenture between Southern States Cooperative, Incorporated and First Union National Bank, as Indenture Trustee, dated ________ __, 1999.6

                8. Form of Guarantee Agreement between Southern States Cooperative, Incorporated and First Union National Bank, dated __________ __, 1999.7


----------------
5 Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

6 Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

7 Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-69265) filed on December 18, 1998.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                  SOUTHERN STATES CAPITAL TRUST I



                                  By:   /s/ Jonathan A. Hawkins
                                     ---------------------------------------
                                            Jonathan A. Hawkins
                                            Administrative Trustee



                                  SOUTHERN STATES COOPERATIVE, INCORPORATED



                                  By:   /s/ Jonathan A. Hawkins
                                     ---------------------------------------
                                            Jonathan A. Hawkins
                                            Senior Vice President and
                                            Chief Financial Officer

Date:  December 18, 1998